Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 29, 2025, relating to the financial statements and financial highlights of Innovator Growth Accelerated ETF – Quarterly, Innovator Growth Accelerated Plus ETF – January, Innovator Growth Accelerated Plus ETF – April, Innovator Growth Accelerated Plus ETF – July, Innovator Growth Accelerated Plus ETF – October, Innovator U.S. Equity Accelerated 9 Buffer ETF – January, Innovator U.S. Equity Accelerated 9 Buffer ETF – April, Innovator U.S. Equity Accelerated 9 Buffer ETF – July, Innovator U.S. Equity Accelerated 9 Buffer ETF – October, Innovator U.S. Equity Accelerated ETF – Quarterly, Innovator U.S. Equity Accelerated Plus ETF – January, Innovator U.S. Equity Accelerated Plus ETF – April, Innovator U.S. Equity Accelerated Plus ETF – July, Innovator U.S. Equity Accelerated Plus ETF – October and Innovator Uncapped Accelerated US Equity ETF , each a series of Innovator ETFs Trust, which are included in Form N-CSR for the year or period ended October 31, 2025, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectus and “Investment Adviser and Other Service Providers” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

February 26, 2026